EXHIBIT 23.2

                          INDEPENDENT AUDITORS CONSENT
                          ----------------------------


The Board of Directors
Zions Bancorporation:

We consent to the use of our report dated February 7, 2000 with respect to the consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 1999 of Zions Bancorporation and subsidiaries, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP

Salt Lake City, Utah
December 3, 2002